Exhibit 99.2

EXECUTION COPY

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

VIKING SYSTEMS, INC.

SECURED PROMISSORY NOTE

US$1,000,000	August 13, 2012

FOR VALUE RECEIVED, the undersigned, Viking Systems, Inc., a Delaware corporation (the “Company”), hereby promises to pay, without setoff or counterclaim (except as expressly provided herein), on the terms and conditions of this Promissory Note (as it may be amended from time to time, this “Note”), to the order of CONMED Corporation, a New York corporation (together with its permitted successors, assigns and tranferees, the “Holder”), the lesser of (a) the principal amount of one million United States Dollars (US$1,000,000) and (b) the aggregate unpaid principal amount of all advances (each a “draw”) made by the Holder to the Company from time to time hereunder (such lesser amount, the “Principal Amount”), with simple interest thereon as set forth herein, on the earlier to occur of (i) the Maturity Date and (ii) when declared due and payable by the Holder in writing upon the occurrence of an Event of Default.

Subject to the terms and conditions of this Note, the Company shall have the right to draw upon this Note (a) on the date hereof, an amount equal to five hundred thousand United States Dollars (US$500,000), and (b) on or after the date that is thirty (30) days after the date hereof, an amount equal to five hundred thousand United States Dollars (US$500,000). The aggregate principal amount of all draws under this Note shall not exceed one million United States Dollars (US$1,000,000). The Holder shall deliver the amount of any draw to the Company on the requested date of the draw by wire transfer or such other means as is mutually agreed by the Holder and the Company; provided that the Company shall provide the Holder with written notice of the second draw hereunder at least ten (10) days prior to the requested date of such second draw. The date and amount of each draw made by the Holder to the Company, and each payment made on account of the Principal Amount, shall be recorded by the Holder on its books and, prior to any transfer of this Note, endorsed by the Holder on a schedule attached hereto or any continuation thereof; provided that the failure of the Holder to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under this Note in respect of the draws made hereunder.

All capitalized terms used and not otherwise defined in this Note shall have the respective meanings set forth in the Merger Agreement (as defined below).

SECTION 1

DEFINITIONS

1.1	Definitions. In this Note, unless the context otherwise requires, the following words and expressions have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Collateral” has the meaning given such term in Section 4.1.

“Company” has the meaning given such term in the first introductory paragraph hereof.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the rate equal to the Interest Rate plus 2.0% per annum.

“draw” has the meaning given such term in the first introductory paragraph hereof.

“Event of Default” has the meaning given such term in Section 8.1.

“Holder” has the meaning given such term in the introductory paragraph hereof.

“Indebtedness” means, with respect to a specified Person, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (e) all capitalized lease obligations of such Person; (f) all aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations referred to in clauses (a) through (f) of this definition of another Person guaranteed by the specified Person or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by the specified Person, whether or not the specified Person has assumed or become liable for the payment of such Indebtedness.

“Indemnitees” has the meaning given such term in Section 11.4.

“Indemnified Matters” has the meaning given such term in Section 11.4.

“Interest Rate” means for any day a fluctuating rate per annum equal to the Wall Street Journal Rate (as defined below) plus two percent (2%) per annum.

“Maturity Date” means the date that is ninety (90) calendar days following the earlier to occur of (x) the termination of the Merger Agreement for any reason and (y) the Closing Date (as defined in the Merger Agreement); provided, however, that, if (i) the Company terminates the Merger Agreement pursuant to Section 8.3(b) thereof and/or (ii) the Company enters into an Alternative Acquisition Agreement, then the “Maturity Date” means the date that is two (2) Business Days after the earlier to occur of the events described in clauses (i) and (ii).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, the Holder, and Arrow Merger Corporation.

“Note” has the meaning given such term in the first introductory paragraph hereof.

“Permitted Liens” means: (a) Liens for Taxes, assessments or other governmental charges that are not yet due and payable or are being contested in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable; (c) Liens to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capitalized leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; (d) any attachment or judgment Lien (provided that such Lien does not result in an Event of Default hereunder); and (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company (provided that such Liens do not, in the aggregate, materially detract from the value of such property).

“Principal Amount” has the meaning given such term in the first introductory paragraph hereof.

“Secured Obligations” has the meaning given such term in Section 4.1.

“UCC” has the meaning given such term in Section 4.1.

“Wall Street Journal Rate” means a rate of interest per annum equal to the “prime rate” as published from time to time in the “Money Rates” section of the Wall Street Journal as the average prime lending rate in effect for large U.S. banks (whether or not such rate has actually been charged by any such bank), or if the Wall Street Journal ceases publication or ceases publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Holder in its reasonable discretion.

1.2	Headings. Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

SECTION 2

INTEREST

2.1	Interest

(a)

(a)	This Note shall bear interest at the Interest Rate on the outstanding Principal Amount commencing on the date hereof through payment in full of this Note. Interest shall accrue on a daily basis, and accrued interest shall be due and payable in cash at the time of payment of all or any portion of the Principal Amount. Interest shall be calculated on the basis of a 360 day year and the actual number of days elapsed during which it accrues. Interest shall compound annually on the anniversary of the issuance of this Note.

(b)	Upon written notice by the Holder to the Company of the occurrence of any Event of Default and after any applicable cure period as described in Section 8.1, the outstanding balance of the Principal Amount shall bear interest at the Default Rate commencing on the date of notice to the Company of such Event of Default. Such default interest shall be payable on demand, and shall accrue on the outstanding Principal Amount until the earlier of (i) waiver or cure (to the reasonable satisfaction of the Holder) of the applicable Event of Default and (ii) agreement of the Holder to rescind the charging of interest at the Default Rate.

SECTION 3

PAYMENT

3.1	Repayment. A single and final payment of the entire outstanding Principal Amount, accrued interest and other amounts payable hereunder shall be due and payable in full on the Maturity Date.

3.2	Optional Prepayment. The Company shall be permitted to prepay this Note, in whole or in part at any time prior to the Maturity Date. Amounts repaid or prepaid may not be reborrowed. All partial prepayments hereunder shall be applied first to accrued and unpaid interest and thereafter to the outstanding Principal Amount, and shall reduce the total amount owed by the Company on the Maturity Date accordingly.

3.3	Certain Mandatory Prepayments.

(a)

Promptly but in any event within thirty (30) Business Days after the receipt by the Company or any of its Subsidiaries of any net cash proceeds from any transaction, or series of related transactions, pursuant to which the Company or its

Subsidiaries conveys, sells, leases or subleases, assigns, transfers or otherwise disposes of any part of its or their respective businesses, properties or assets (whether now owned or hereafter acquired) to any other Person in excess of twenty-five thousand United States Dollars (US$25,000) in the aggregate during any fiscal year, the Company shall cause one hundred percent (100%) of such net cash proceeds received during such fiscal year to be applied to prepay the amounts outstanding under this Note.

(b)	All prepayments under this Section 3.3 shall be accompanied by all accrued and unpaid interest on the amounts being prepaid. Notwithstanding anything to the contrary contained in this Section 3.3, any conveyance, sale, lease or sublease, assignment, transfer or other disposition of assets of the Company in the ordinary course of business shall not require the Company to prepay any amounts outstanding under this Note.

3.4	Manner of Payment. Each payment in cash by the Company on account of all or any portion of the Principal Amount or accrued interest hereunder and any other amount owed to the Holder under this Note shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Note to the Holder at its office located at the address for notices as provided in Section 11.1 below, by wire transfer to an account designated by the Holder in writing or as otherwise directed by the Holder, in lawful money of the United States of America in immediately available funds. Any payment received by the Holder after 1:00 p.m. (New York time) shall be deemed received on the next Business Day. Receipt by the Holder at or prior to 1:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt by the Holder on such Business Day.

SECTION 4

GRANT OF SECURITY

4.1	Grant of Security. The Company hereby grants to the Holder a security interest, as that term is defined in the Uniform Commercial Code of Delaware (the “UCC”), in the Collateral (as hereinafter defined), as security for the payment and performance of all the obligations of the Company under and in connection with this Note now or hereafter existing, whether for the Principal Amount, interest, fees, expenses or otherwise (all such obligations of the Company, the “Secured Obligations”). The Company, as security for the Secured Obligations, hereby assigns, pledges, transfers and sets over unto the Holder and its successors and assigns, and hereby grants to the Holder a continuing security interest in, all of the Company’s right, title and interest in and to all of the Company’s now existing or hereafter acquired tangible and intangible properties, including, without limitation, a first lien on all present and future assets of the Company and its subsidiaries (such properties and assets, the “Collateral”).

4.2

UCC Filings. This Note secures the payment and performance of all of the Secured Obligations, and by its execution hereof, the Company authorizes the Holder to file any and all documents necessary or advisable to properly perfect a security interest in the

Collateral, including, but not limited to, the filing of such UCC-1 Financing Statements with the Secretaries of State in any and all jurisdictions deemed advisable by the Holder. Upon the payment in full of the Secured Obligations to the satisfaction of the Holder in its sole discretion, the security interest granted hereby shall terminate, all rights in and to the Collateral shall revert to the Company and the Holder shall duly file, at the expense of the Company, such UCC-3 Amendments necessary to terminate the Holder’s security interest hereunder.

4.3	Preservation of Security Interest. The Company hereby represents and warrants to the Holder that no other security interests have been granted (other than those that have fully terminated) and no other Liens exist on the Collateral other than the security interest granted hereby to the Holder, and upon the filing of a financing statement with the Secretary of State of Delaware that describes the Collateral, the Holder will have a first priority security interest in all such Collateral that may be perfected by filing a financing statement under the Delaware UCC. The Company hereby agrees: (a) it shall diligently preserve and protect the Holder’s security interest in the Collateral; (b) the Holder’s security interest shall remain a first priority lien on the Collateral for so long as any Secured Obligations shall remain outstanding; and (c) the Company shall not grant any security interest in the Collateral to any other person prior to the repayment in full in cash of this Note.

4.4	Remedies on Default. If any Event of Default shall occur and be continuing, the Holder may, in its sole discretion, (i) to the full extent permitted by Law take possession and control of all or any part of the Collateral and any proceeds thereof and the books and records pertaining thereto, with or without judicial process, and (ii) without demand or notice (and if notice is required by Law, after five (5) Business Days’ prior written notice), proceed to exercise one or more of the rights and remedies accorded to a secured party by the UCC and otherwise by Law or by the terms hereof. The Holder’s rights and remedies shall include, without limitation, the power to sell all or any portion of the Collateral at public or private sale at such place and time and on such terms as Holder may see fit (subject to the requirements of applicable Law). Without precluding any other methods of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of secured parties disposing of similar property, but in any event, the Holder may sell the Collateral on such terms as the Holder may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Note, by the UCC or otherwise. All of the rights and remedies of the Holder under this Note shall be cumulative and not exclusive of other rights and remedies which it otherwise would have, whether under the UCC or otherwise. The Holder shall not be under any obligation to marshal any assets in favor of Company or any other person or against or in payment of this Note.

SECTION 5

CONDITIONS PRECEDENT TO DRAWS

The obligation of the Holder to honor any request for a draw is subject to the following conditions precedent:

5.1	Representations and Warranties of the Company. The representations and warranties of the Company set forth in Section 6 shall be true and correct in all respects on and as of the date of such draw (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

5.2	Tender Offer Conditions. Each of the Tender Offer Conditions shall be satisfied as of the date of such draw, other than (a) the Minimum Tender Condition, and (b) delivery of the certificate contemplated by clause (iv) of Annex B of the Merger Agreement;

5.3	Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Note on or prior to the date of such draw;

5.4	Event of Default. No Event of Default or default that with the passage of time would constitute an Event of Default shall exist, or would result from such proposed draw or from the application of the proceeds therefrom; and

5.5	Certificate. The Holder shall have received a certificate signed by an officer of the Company in the form attached hereto as Annex A.

SECTION 6

REPRESENTATIONS AND WARRANTIES

In order to induce the Holder to enter into this Note, the Company hereby represents and warrants to the Holder that:

6.1	Organization, Qualifications. The Company is a Delaware corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.2	Corporate Authority; Approval; Validity. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Note. This Note has been duly executed and delivered by the Company and constitutes a valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

6.3	Governmental Filings; No Violations. No notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity, in connection with the execution, delivery and performance of this Note by the Company and the consummation of the transactions contemplated hereby other than filings made with the U.S. Securities and Exchange Commission. The execution, delivery and performance of this Note by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute or result in (a) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company, (b) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company pursuant to any Contract binding on the Company or under any Law to which the Company is subject, (c) the loss or impairment of, payment of any additional amounts with respect to, or the consent of any other Person being required in respect of, the Company’s right to own or use any Intellectual Property, or (d) any change in the rights or obligations of any party under any Contract binding on the Company.

SECTION 7

COVENANTS

7.1	Affirmative Covenants. The Company covenants to the Holder that, from the date hereof until all amounts owing hereunder have been paid in full, the Company shall (and shall, except in the cases of clause (a) and (b), cause its Subsidiaries to):

(a)	punctually pay the Principal Amount and/or any interest payable on this Note, and any other amount due and payable under this Note in the manner specified in this Note;

(b)	give written notice promptly to the Holder of: (i) any condition or event that constitutes an Event of Default, (ii) any written notice from any Person to the Company or any of its Subsidiaries with respect to any claimed default or event of default under any Contract, (iii) any material litigation filed or threatened against the Company or any of its Subsidiaries, (iv) any notice of material default given by any counterparty to the Company or any of its Subsidiaries under any contract such counterparty has with the Company or any of its Subsidiaries, or (v) the occurrence of any event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case which notice includes a certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by any such Person and the nature of such claimed default or event of default, event or condition, and what action the Company or its applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

(c)	preserve and maintain its and its Subsidiaries’ legal status, rights, franchises and privileges in the jurisdiction of its and their respective organization and qualify and remain qualified as a foreign corporation or other entity, as applicable, in each jurisdiction in which such qualification is necessary or desirable in view of its and their respective businesses and operations or the ownership or lease of its and their respective properties, except in each case where the failure to maintain such existence, rights, franchises, privilege or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)	comply in all material respects with the requirements of all (i) applicable Laws and (ii) contractual obligations of the Company and its Subsidiaries, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e)	execute and deliver, or cause to be executed and delivered, upon the request of the Holder and at the Company’s expense, such additional documents, instruments and agreements as the Holder may determine to be reasonably necessary to carry out the provisions of this Note and the transactions and actions contemplated hereunder;

(f)	maintain proper books of record and account, in which entries that are full, true and correct in all respects and are in conformity with applicable accounting principles consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company and its Subsidiaries; and

(g)	use the proceeds of each draw solely for general corporate purposes.

7.2	Negative Covenants. Without limiting any other provision of this Note, the Company shall not, and shall not permit any of its Subsidiaries to, do or take any action on or following the date hereof with respect to any of the following:

(a)	issue notes or otherwise incur any Indebtedness for borrowed money after the date hereof without the prior written consent of the Holder other than any Indebtedness the proceeds of which are used to prepay this Note in whole or in part;

(b)	create, incur, assume or permit to exist, directly or indirectly, any (i) Lien securing Indebtedness for borrowed money except Permitted Liens and (ii) Liens securing obligations other than Indebtedness for borrowed money;

(c)	cease to conduct or carry on the business of the Company or its Subsidiaries substantially as conducted on the date hereof or as proposed to be conducted or materially change any part of its business activities or take any action that would result in a Material Adverse Effect;

(d)	effect the sale, transfer or license, in a single transaction or a series of transactions, of any material assets;

(e)	avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action;

(f)	(i) liquidate or dissolve, consolidate with, or merge into or with, any other corporation (provided that this clause (i) shall not prohibit a merger or consolidation involving only the Company and one or more of its Subsidiaries pursuant to which the Company is the surviving party); or (ii) purchase or otherwise acquire all or substantially all of the capital stock or assets of any Person (or of any division or business unit thereof); or

(g)	declare or make, directly or indirectly, any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in the Company or any of its Subsidiaries, or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of such equity interest, or on account of any return of capital to the holders of equity interests of the Company or its Subsidiaries, in each case without the prior written consent of the Holder.

SECTION 8

EVENTS OF DEFAULT

8.1	Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)	the Company shall fail to pay any of the Principal Amount of or accrued interest under this Note when due in accordance with the terms hereof;

(b)	the Company shall fail to pay any amount (other than the Principal Amount or accrued interest) that is payable hereunder, when due in accordance with the terms hereof and such failure of payment has continued for thirty (30) days after being notified of such failure by the Holder;

(c)	any representation, warranty, certification or statement made by or on behalf of the Company in this Note shall have been incorrect, misleading or false when made and such inaccuracy has continued for five (5) Business Days after the earlier of (i) the date on which the Company becomes aware of such inaccuracy and (ii) the date on which the Company has been notified of such inaccuracy in writing by the Holder;

(d)	the Company shall default in the due observance or performance of any covenant, condition, agreement or provision contained in this Note and (other than with respect to the covenants made in Section 7.2 for which no cure period shall apply) such breach has continued for five (5) Business Days after the earlier of (i) the date on which the Company becomes aware of such inaccuracy and (ii) the date on which the Company has been notified of such inaccuracy in writing by the Holder;

(e)	any Person or group of Persons other than the Holder or its Subsidiaries shall have acquired a majority of the issued and outstanding Shares or otherwise shall have acquired a majority of the voting power of the Company;

(f)	(1) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (a) under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (2) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding, petition or other action of a nature referred to in clause (1) above that (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed or unstayed for a period of seven (7) days; or (3) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding, petition or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, or seeking appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any substantial part of its assets, in each case that results in the entry of an order for any such relief or appointment that shall not have been vacated, discharged or stayed within sixty (60) days after the entry thereof; (4) the Company or any of its Subsidiaries shall (a) make a general assignment for the benefit of its creditors, or (b) shall admit its inability to pay its debts when they become due; (5) there shall be any order, judgment or decree entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order shall remain undismissed or unstayed for a period in excess of sixty (60) days; or (6) the Company or any of its Subsidiaries shall cease to carry on all or any substantial part of its business in the ordinary course;

(g)	the Company or any of its Subsidiaries forfeits or is otherwise deprived of any permits, easements, consents or licenses required to carry on any material portion of its business, or the Company or any of its Subsidiaries files for, or an event occurs, which can reasonably be expected to result in the Company’s or any of its Subsidiaries’ dissolution or termination;

(h)	there is entered against the Company or its Subsidiaries a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 and such judgment or order shall remain unsatisfied or without a stay in respect thereof for a period of sixty (60) days;

(i)	the Company or any of its Subsidiaries shall fail to pay when due any obligation, whether direct or contingent, for Indebtedness, or shall breach or default with respect to any term of any loan agreement, mortgage, indenture or other agreement pursuant to which such obligation was created or securing such obligation if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturing or the stated maturity of any underlying obligation, as the case may be; or

(j)	any other event occurs that has had or would reasonably be expected to have a Material Adverse Effect.

8.2	Notice by the Company. Upon the occurrence of an Event of Default, the Company shall give the Holder prompt notice in writing of the occurrence of such Event of Default.

8.3	Consequence of Event of Default. Upon the occurrence and during the continuance of an Event of Default, (i) upon notice pursuant to Section 2.1(a), the outstanding balance of the Principal Amount shall bear interest at the Default Rate from the date of such Event of Default and (ii) the Holder may, by notice in writing to the Company, declare the then outstanding Principal Amount of this Note, together with any accrued and unpaid interest due hereunder, to be forthwith due and payable and all such amounts shall be immediately due and payable.

SECTION 9

REGISTRATION AND TRANSFER OF NOTE

9.1	Register. The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note and record the name and address of the Holder. The Holder shall notify the Company of any change of name or address and promptly after receiving such notification the Company shall record such information in such register.

9.2	Transfer. This Note and all rights hereunder may not be assigned, pledged, encumbered or otherwise transferred by the Holder under any circumstances unless the Company has consented in writing to such assignment, pledge, encumbrance or transfer.

SECTION 10

GOVERNING LAW; JURISDICTION

10.1	GOVERNING LAW AND JURISDICTION.

(a)	Governing Law. This Note (including any claim or controversy arising out of or relating to this Note) shall be construed and governed by and in accordance with the Laws of the State of Delaware without regard to conflict of Law principles thereof to the extent that such principles would direct a matter to another jurisdiction.

(b)	Consent to Jurisdiction and Service. Each of the Company and the Holder hereby irrevocably submits to the personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Note, and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Note may not be enforced in or by such courts, and each of the Company and the Holder irrevocably agrees that all claims relating to such action, proceeding, or transactions shall be heard and determined in such a Delaware State or Federal court. Each of the Company and the Holder hereby consents to and grants any such court jurisdiction over the person of such parties and, to the extent permitted by applicable Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

SECTION 11

MISCELLANEOUS

11.1	Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier:

(a)	if to the Company, to:

                                 Viking Systems, Inc.

                                 134 Flanders Road

                                 Westborough, MA 01581

                                 Attention: Robert Mathews, Chief Financial Officer

                                 Fax: (508) 366-8858

                                 with a copy (which shall not constitute notice) to:

                                 Trombly Business Law, PC

                                 1320 Centre Street, Suite 202

                                 Newton, MA 02459

                                 Attention: Amy Trombly, Esq.

                                 Fax: (617) 663-6164

(b)	if to the Holder, to:

                                 CONMED Corporation

                                 525 French Road

                                 Utica, New York 13502

                                 Attention: General Counsel

                                 Fax: (315) 793-8929

                                 with a copy (which shall not constitute notice) to:

                                 Sullivan & Cromwell LLP,

                                 125 Broad Street

                                 New York, NY 10004

                                 Attention:    Bob Downes

                                                     Melissa Sawyer

                                Fax: (212) 558-3588

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

11.2	Amendments; Waivers. This Note may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Holder. Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alternation, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

11.3	Expenses. All of the Holder’s costs of enforcing its rights hereunder, including any costs of collection, administering the Note, addressing any requests for amendments or waivers and any reasonable attorney’s fees in connection therewith, shall be paid by the Company.

11.4	Indemnification. The Company agrees to defend, protect, indemnify and hold harmless the Holder and its Subsidiaries and their officers, directors, trustees, employees, agents and advisors (collectively called the “Indemnitees”) from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses, but excluding income, franchise and similar Taxes of an Indemnitee) incurred by such Indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to or in connection with any of the following: (a) the Holder’s furnishing of funds to the Company under this Note, (b) any matter relating to the financing transactions contemplated by this Note, (c) any claim, litigation, investigation or administrative or judicial proceeding in connection with any transaction contemplated in, or consummated under, the Note or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any obligation to any Indemnitee under this Section 11.4 for any Indemnified Matter to the extent resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees shall be due and payable promptly after demand therefor. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.4 may be unenforceable because it is violative of any Law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of this Note.

11.5	Waiver. The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company further waives, to the full extent permitted by Law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

11.6	Entire Agreement. This Note and the Merger Agreement constitute the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the Company and the Holder with respect to the subject matter hereof.

11.7	Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8	Severability. If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer or director thereunto duly authorized, on the date first above written.

Viking Systems, Inc.

By:	/s/ John “Jed” Kennedy
Name: John “Jed” Kennedy
Title: President and Chief Executive Officer

AGREED AND ACCEPTED:

CONMED Corporation

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas
Title: Vice President–Legal Affairs, General Counsel

Annex A

Form of Officer’s Certificate

CERTIFICATE OF VIKING SYSTEMS, INC.

This Certificate is delivered in connection with that certain Promissory Note, dated August 13, 2012 (as amended, the “Note”), delivered by Viking Systems, Inc., a Delaware corporation, to CONMED Corporation, a New York corporation. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given such terms in the Note.

The undersigned, [insert name of officer], on behalf of the Company, in his capacity as an officer of the Company and not in his personal capacity, does hereby certify that:

(a) the representations and warranties of the Company set forth in Section 6 of the Note are true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) as of the date hereof, each of the Tender Offer Conditions is satisfied, other than (x) the Minimum Tender Condition, and (y) delivery of the certificate contemplated by clause (iv) of Annex B of the Merger Agreement;

(c) the Company has performed in all material respects all obligations required to be performed by it under the Note on or prior to the date hereof; and

(f) no Event of Default or default that with the passage of time would constitute an Event of Default exists, or would result from the proposed draw or from the application of the proceeds therefrom.

IN WITNESS WHEREOF, I have hereunto set my hand as of the         day of [insert date of proposed draw].

By:
Name:
Title: